CONTENTS

I.       Procedures

         Instructions For Opening Your IRA                                    1
         Individual Retirement Custodial Account Disclosure Statement         1
         Individual Retirement Custodial Account Agreement
         (Under Section 408(a) Of the Internal Revenue Code)                  1

II.      Retirement Account Forms

         Individual Retirement Custodial Account Application And
         Adoption Agreement
         IRA Transfer Request/Direct Rollover Request
         Authorization For Distribution From Individual Retirement Account

                       INSTRUCTIONS FOR OPENING YOUR IRA

DISCLOSURE

Accessor Funds, Inc. (the "Fund"), is a multi-managed, no-load, open-end management investment company, known as a mutual fund, currently with eight diversified investment portfolios, each with its own investment objective and policies. While The Fifth Third Bank is the Custodian of your individual retirement arrangement account ("IRA"), investments in the portfolios of the Fund are not deposits or obligations of, or guaranteed or endorsed by any bank. Further, investments in the portfolios are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency. The Fund's Individual Retirement Custodial Account Plan consists of the following documents.


DOCUMENTS

    IRA Disclosure Statement
    IRA Custodial Account Agreement
    IRA Application and Adoption Agreement Form
    IRA Transfer Request/Direct Rollover Request Form
    Authorization For Distribution From IRA
    Accessor Funds, Inc. Prospectuses

Please read each of these documents carefully as they contain the information you need to establish an IRA. Since many of the benefits of an IRA are related to income taxes, you are encouraged to discuss your IRA plans with your lawyer, accountant or tax adviser. Neither Bennington Capital Management L.P. nor the Custodian may act as your tax or investment adviser. You are responsible for complying with the tax laws and financial considerations as they apply to your situation.

OPENING YOUR IRA


1. Please complete and sign the IRA Application and Adoption Agreement Form. This sets up an IRA in your name or, if a Spousal IRA, in your spouse's name, permits rollovers, designates beneficiaries and specifies your investment choices.

2. Please complete and sign the IRA Transfer Request/Direct Rollover Request Form if your initial investment is from a transfer of assets or rollover from another IRA or qualified plan. Complete a form for each organization or account from which an IRA investment is to be transferred.


3. Remove the IRA Application and Adoption Agreement Form and the Transfer Request/Direct Rollover Request (if applicable) and deliver them to your investment adviser. Retain the IRA Disclosure Statement and the IRA Custodial Account Agreement for your records.

DISTRIBUTIONS

Please contact your investment  adviser or Bennington Capital Management L.P. at
(800) 759-3504 for information on taking a distribution from your IRA.

FEES AND MINIMUMS

The fees are set out on the Application and Adoption Agreement form. Currently, there are no IRA fees if your aggregate IRA investment is $10,000 at year-end. IRA's under $10,000 will be debited for an annual $25.00 maintenance fee in January of each year. The fees can be changed with 30 days' written notice to you.

The minimum initial investment to open an IRA is $1,000 in the aggregate. Subsequent investments are $100 in the aggregate. These minimums can be changed with 30 days' written notice to you.

MAILING INSTRUCTIONS

Check to be sure you have properly completed all necessary information and forms. Your IRA cannot be opened without the properly completed documents. Please deliver all of the completed and signed forms to your investment adviser, who will deliver them to Accessor Funds, Inc., P.O. Box 1748, Seattle WA 98111.


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ACCESSOR FUNDS, INC.
INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT DISCLOSURE STATEMENT

INTRODUCTION

This disclosure statement contains information about your Individual Retirement Custodial Account ("IRA") for investment in Accessor Funds, Inc. (the "Fund"), a multi-managed, no-load, open-end management investment company, known as a mutual fund. The Fund currently consists of eight diversified investment portfolios, each with its own investment objective and policies. Your interest in the IRA is nonforfeitable. All assets of the IRA are registered in the name of The Fifth Third Bank, a banking company organized under the laws of the State of Ohio (the "Custodian") or of a suitable nominee as custodian for your benefit, or that of your beneficiary. Bennington Capital Management L.P. ("Bennington") acts as investment adviser, manager and transfer agent to the Fund. Through an agreement between the Fund, Bennington and the Custodian, Bennington provides administrative services on behalf of the Fund and the Custodian to the IRA. Your IRA is a custodial account established for your exclusive benefit or that of your named beneficiary or beneficiaries as described in Section 408 of the Internal Revenue Code of 1986, as amended (the "Code").

Your IRA is established through the use of the provisions of Internal Revenue Service ("IRS") Form 5305-A (on Form 5305-SA in the case of a SIMPLE IRA), which is a model custodial account agreement that meets the requirements of Section 408(a) of the Code and has been automatically approved as to form by the IRS. The IRS approval applies only to the model form; it is not an endorsement of the Fund-sponsored IRA. Accessor Funds, Inc. Individual Retirement Custodial Account Plan consists of the Individual Retirement Custodial Account Agreement (the "Custodial Account Agreement"),this Disclosure Statement, the Application an Adoption Agreement (the "Adoption Agreement") and the other appropriate forms, which will be amended from time to time to comply with the provisions of the IRS Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

RIGHT TO REVOKE

You may revoke a newly established IRA at any time within seven days after the date on which you establish your account. An IRA established more than seven days after the date of your receipt of this Disclosure Statement may not be revoked.


To revoke your IRA, mail or deliver a written notice of revocation to:

     Accessor Funds, Inc.
     P.O. Box 1748
     Seattle WA 98111-1748

Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration). If you revoke your IRA within the seven-day period, you are entitled to a return of the entire amount you contributed into your IRA, without adjustment for such items as sales charges, administrative expenses or fluctuations in market value. Your initial investment in the IRA will be invested in the U.S. Government Money Portfolio for seven days and then invested in the Portfolios of the Fund in accordance with the directions on your Adoption Agreement.


TAX ADVANTAGES

Your IRA gives you several tax benefits. Earnings on the assets held in your IRA are not subject to federal income tax until withdrawn by you. You may be able to deduct all or part of your IRA contribution on your federal income tax return. State income tax treatment of your IRA may differ from federal treatment; ask your state tax department or your personal tax adviser for details.

If you are eligible to receive a distribution from a tax qualified retirement plan as a result of, for example, termination of employment, plan discontinuance, or retirement, all or part of the distribution may be transferred directly into your IRA. This is a called a "direct rollover." Or, if your distribution is paid directly to you, you may make a "regular rollover" to your IRA within 60 days. By making a rollover, you can defer income taxes on the amount rolled over until you subsequently make withdrawals from your IRA.

Since many of the benefits of an IRA are related to income taxes, you are encouraged to discuss your IRA plans with your lawyer, accountant or tax adviser. Neither Bennington nor the Custodian may act as your tax adviser. You must be responsible for complying with the tax laws and financial considerations as they apply to your situation.


ESTABLISHING YOUR IRA

All IRAs must meet certain requirements. Contributions generally must be made in cash. The IRA trustee or custodian must be a bank or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance or be commingled with other property except in a common trust or investment fund. Your interest in the account must be nonforfeitable at all times. The annual earnings for your IRA consist of all dividends and distributions on the Portfolio shares held in your account. Fund dividends and distributions are reinvested in additional shares and accumulate on a tax deferred basis.

You may obtain further information on IRAs from any district office of the IRS or by requesting Publication 590, "Individual Retirement Arrangements" from the IRS.


FEES AND EXPENSES

Fees and other expenses of maintaining your IRA account are described in the Adoption Agreement and in the letter you receive confirming the acceptance of your IRA and may be changed from time to time, as provided in the Custodial Agreement.


ELIGIBILITY

Whether you are an employee or a self-employed individual, you are eligible to contribute to an IRA even if you are already covered under another tax-qualified plan. Your employer may contribute to an IRA established by you and you may contribute to an IRA used as part of a Simplified Employee Pension Plan ("SEP") or Savings Incentive Match Plan for Employees ("SIMPLE") described below. You are eligible to establish and contribute to an IRA for any year if you received taxable compensation during the year for personal services you rendered and you did not reach age 70 1/2 during the year. Taxable compensation includes wages, salaries, tips, commissions, fees, bonuses, taxable alimony and separate maintenance payments. Income not considered compensation includes pension income or earnings and profits from property, such as dividend, interest, rental or capital gains income.


TYPES OF IRAS
Regular IRA

If you have taxable compensation and are under age 70 1/2, you may make a contribution to a Regular IRA of $2,000 or 100% of your compensation, whichever is less. To determine the tax deductibility of your contribution, see "Deductible IRA Contributions" on page 17. However, rollover contributions and contributions to a simplified employee pension (SEP) or a simple retirement plan (SIMPLE), as explained below, can be more than $2,000 per year.

Spousal IRA

You may be eligible to establish an additional but separate and independent account for your unemployed spouse. To qualify, you must be married at the end of the tax year, you and your spouse must file a joint return, your spouse must be under age 70 1/2, at least one of the spouses must have compensation or earned income from personal services rendered. For a spousal IRA, your spouse must set up a different IRA, separate from yours, to which you contribute. The maximum total contribution to your IRA and to a Spousal IRA may not exceed the lesser of $4,000 or 100% of your combined compensation. The contribution does not have to be equally divided between the two accounts; however, the maximum contribution to either account is $2,000 or 100% of compensation. To determine the amount of your income tax deduction for your IRA contribution and the amount that can be contributed to each account, see the IRS instruction booklets for Forms 1040 and 1040A. Although you may not continue contributing to your Regular IRA once you have reached age 70 1/2, you may continue contributing to a Spousal IRA until the year in which your spouse reaches age 70 1/2. With the exception of the contribution limits, all rules that apply to a Regular IRA also apply to a Spousal IRA.

If you or your spouse earn more than $250 in taxable compensation in any tax year, you or your spouse may make contributions to your respective regular IRAs equal to the lesser of $2,000 or 100% of taxable compensation.

Rollover IRA

Generally, a rollover is a tax-free transfer of cash or other assets from one retirement program to which you contribute to another. The rollover must be completed by the 60th day after the day you receive the distribution to be valid and may only be done once in any one-year period (measured from the date you receive the distribution). This rule applies separately to each IRA you own, although for purposes of the rule, the Fund-sponsored IRA is considered one IRA regardless of how many Portfolios of the Fund you choose. Exchanges of IRA money between the Portfolios are restricted by the Fund's exchange policies, but not by this rule. See IRS Publication 590 for more information about rollover IRAs.

There are two types of rollover contributions:

     Rollover from one IRA to another. You may withdraw part or all of the assets from one IRA and reinvest them in another IRA. You are not required to receive a complete distribution from your IRA in order to make a rollover contribution to another IRA, nor are you required to roll over the full amount you received. Any amount you keep will generally be taxable (unless it is a return of nondeductible contributions) in the year it is received, and it will generally be subject to a 10% penalty tax if you are under age 59 1/2. Once you reach age 70 1/2, your required minimum distributions are not eligible for rollover treatment. However, you may make rollover contributions, even though you may not make Regular IRA contributions.

     Rollover from an Employer's Qualified Plan to an IRA. This type of rollover IRA is an IRA that contains only eligible distributions from an employer's qualified retirement plan (e.g., profit sharing, pension, 401(k), or 403(b)
     plan). By maintaining a separate IRA for this money (called a "Conduit IRA"), you may subsequently roll it over into another employer's qualified retirement plan (provided that the employer's plan accepts rollovers). If you commingle this money with your Regular IRA contributions, you may not roll it over into another employer's qualified retirement plan. These rollover contributions, if properly made, are not included in your gross income and therefore are not deductible from it; neither will rollover contributions count toward the maximum allowable nondeductible contribution. When you deposit an eligible rollover distribution from an employer's qualified plan into an IRA, you are making an irrevocable election indicating that the distribution be treated as a rollover contribution. Consult your tax adviser before electing to roll over to an IRA. By signing the Application, you are irrevocably electing to treat your qualified plan distribution as a rollover.

     If you receive an eligible rollover distribution from a qualified retirement plan, you may roll over the amount you have received to an IRA, as long as the rollover is completed by the 60th day after the day you receive such amount. Any part of an eligible rollover distribution that is made payable to you, even if you intend to roll it over into an individual retirement account (or eligible retirement plan) is subject to mandatory 20% withholding for Federal income tax by the employer. You can avoid this withholding by using the Direct Rollover Option discussed below.

     Your plan or 403(b) sponsor is required to provide you with information about direct and regular rollovers and withholding taxes before you receive your distribution and must comply with your directions to make a direct rollover. Read this information carefully before receiving any distributions from a qualified retirement plan or 403(b) annuity. The rules governing rollovers are complicated. Be sure to consult your tax adviser or the IRA if you have a question about rollovers.

     Direct Rollover Option. If you are entitled to an eligible distribution of $200 or more from a qualified retirement plan, you may ask your employer to make a direct rollover of the distribution to the Custodian. By electing a direct rollover you are exempt from the 20% tax withholding requirements that would apply if the distribution were made payable to you. The employer must make the check payable to the Custodian/Trustee of the receiving IRA; however, the employer has the option of giving the check to you for delivery or mailing it directly to the IRA. The employer must report a direct rollover on Form 1099-R and the Custodian will report the rollover contribution on Form 5498.

The maximum amount you may roll over is the amount of employer contributions and earnings distributed. You may not roll over any after-tax employee contributions you made to the employer retirement plan. If you are over age 70 1/2, you may not roll over any amount required to be distributed to you under the minimum distribution rules. Also, if you are receiving periodic payments over your or your and your designated beneficiary's life expectancy or for a period of at least 10 years, you may not roll over these payments.

Once you have established a Rollover IRA, you will not be taxed until you take distributions.

Special Rules for Surviving Spouses, Alternate Payees, and Other Beneficiaries. If you are a surviving spouse, you may have an eligible rollover distribution rolled directly into an IRA or paid to you. If you have the distribution paid to you, you can keep it or roll it over to an IRA, but you cannot roll it over to an employer's qualified plan. If you are a beneficiary other than the surviving spouse, you cannot choose a direct rollover, and you cannot roll over the distribution. If you are the spouse or former spouse alternate payee under a Qualified Domestic Relations Order, you may have an eligible rollover distribution rolled directly into an IRA or a qualified employer plan or have it paid to you. If the distribution is paid to you, you may roll it over to an IRA or another employer's qualified plan.

Exceptions to Rollover Contributions. Almost all distributions from employer plans or 403(b) arrangements (for employees of tax-exempt employers) are eligible for rollover to an IRA. The main exceptions are

o payments over the lifetime or life expectancy of the participant (or participant and a designated beneficiary),

o    installment payments for a period of 10 years or more,

o    required distributions after age 70 1/2, and

o    payments of employee after-tax contributions.

Transfer to a Successor Trustee/Custodian. A transfer is the movement of your IRA funds directly from one trustee or custodian to another. You and the accepting trustee or custodian use a Transfer Request to direct the current trustee to transfer the IRA. Because you do not take physical receipt of the money, the transaction is not reported to the IRS. Institutional transfers are not subject to the one-year restriction that applies to rollovers; you may transfer IRA money from one trustee or custodian to another as often as you wish.

Simplified Employee Pension Plan ("SEP")

A separate IRA may be established for use by your employer as part of a SEP arrangement. Your employer may contribute to your SEP-IRA up to a maximum of 15% of your compensation or $30,000, whichever is less. If your SEP-IRA is used as part of a salary reduction SEP ("SAR-SEP), you may elect to reduce your annual compensation, up to a maximum of 15% of your compensation or $7,000 (indexed to reflect cost-of-living adjustments), whichever is less, and have your employer contribute that amount to your SEP-IRA. Beginning January 1, 1997, the SAR-SEP plan was discontinued, although employers may continue to operate already existing plans. If your employer maintains both a salary reduction SEP and a regular SEP, the annual contribution limit to both SEPs together is 15% of your compensation or $30,000, whichever is less. You may contribute, in addition to the amount contributed by your employer to your SEP-IRA, an amount not in excess of the limits referred to under the Regular IRA above. It is your and your employer's responsibility to see that contributions in excess of normal IRA limits are made under a valid SEP and are, therefore, proper. The amount of compensation that may be used in 1998 for calculating contributions is $160,000. The compensation limit reduces the maximum dollar amount that can be contributed to a SEP-IRA in any given year from $30,000 to $24,000 (0.15 x $160,000).

Employer contributions under a SEP-IRA are immediately vested and belong to the employee even if the employee leaves the company. The 70 1/2 age limit for contributing to a Regular IRA does not apply to employer contributions made for the benefit of eligible SEP participants.


SIMPLE RETIREMENT PLANS ("SIMPLE IRAs")

A SIMPLE IRA may be established for use by your employer as part of a SIMPLE retirement plan. If your employer maintains a SIMPLE retirement plan, you may elect to reduce your annual compensation by a percentage you choose (up to $6,000, indexed to reflect cost-of-living adjustments) and have your employer contribute that amount to your SIMPLE IRA. Your employer will either make a matching contribution equal to 100% of your contributions (up to 3% of your compensation) or make a non-elective contribution of 2% of compensation for each eligible employee. You may contribute, in addition to the amount contributed by your employer to your SIMPLE IRA, an amount not in excess of the limits referred to under the Regular IRA above. It is your and your employer's responsibility to see that contributions in excess of normal IRA limits are made under a valid SIMPLE retirement plan and are, therefore, proper. Employer contributions under a SIMPLE IRA are immediately vested and belong to the employee even if the employee leaves the company. The 70 1/2 age limit for contributing to a Regular IRA does not apply to employer contributions made for the benefit of eligible SIMPLE retirement plan participants.


CONTRIBUTIONS

You may make a contribution to your existing IRA or establish a new IRA for a taxable year at any time from the beginning of the tax year up to the date for filing your federal tax return for that year (not including any extensions). Usually this is April 15 of the following year. You do not have to contribute to an IRA every year. Contributions must be in the form of a check, money order, or similar cash item. No part of your IRA can be used to buy a life insurance policy. Your account's assets cannot be commingled with other property, except in a common trust fund or common investment fund. Your IRA may not be invested in collectibles, such as gems, art or coins (other than certain gold, silver or platinum coins issued by the United States or certain bullion).

Deductible Contributions. The amount of your deduction depends upon whether you are (or in some cases your spouse is) an active participant in any employer-sponsored retirement plan. If neither you nor your spouse is an active participant of any employer-sponsored retirement plan, the entire IRA contribution is deductible. If you are not an active participant in any employer-sponsored retirement plan, your entire IRA contribution will generally be deductible even if your spouse is an active participant in an employer-sponsored retirement plan. If you are covered by an employer-sponsored retirement plan at any time during a year, you are an "active participant" for that year, even if you are not vested in your retirement benefit or are not currently making contributions to the plan.

As an active participant to an employer-sponsored retirement plan, there may be limitations on the deductibility of your contribution to your IRA. This depends on the amount of your income.

Your Form W-2 (or your spouse's W-2) should indicate if you were an active participant in an employer-sponsored retirement plan during a year. If you have a question, you should ask your employer or the plan administrator.

The portion of your contribution that is deductible depends upon your filing status and the amount of your adjusted gross income ("AGI"). AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A. The following table shows the deduction rules that apply for 1998.


FOR ACTIVE RETIREMENT PLAN -- PARTICIPANTS

                         -------------------------------------------------------
                                             If You Are Married    Then Your IRA
                         If You Are Single    Filing Jointly     Contribution Is
                         -------------------------------------------------------
                            Up to               Up to               Fully
                            $30,000             $50,000             Deductible
  Adjusted               -------------------------------------------------------
  Gross                     Over $30,000        Over $50,000        Partly
  Income                    But less than       But less than       Deductible
                            $40,000             $60,000
                         -------------------------------------------------------
                            $40,000             $60,000             Not
                            and up              and up              Deductible
                         -------------------------------------------------------

If your AGI falls in the partly deductible range, you must calculate the portion of your contribution that is deductible. To do this, multiply your contribution by a fraction in which the numerator is the amount by which your AGI exceeds the lower limit of the partly deductible range and the denominator is $10,000. Subtract this from your contribution and then round up to the nearest $10. The deductible amount is the greater of the amount calculated or $200 (provided you contributed at least $200). If your contribution was less than $200, then the entire contribution is deductible.

For example, assume that you make a $2,000 contribution to your IRA in a year in which you are an active participant in your employer's retirement plan. Also assume that your AGI for the year is $57,555 and you are married, filing jointly. You would calculate the deductible portion of your contribution this way:



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1.   The  amount  by which  your  AGI  exceeds  the  lower  limit of the  partly deductible range:

     (57,555-50,000) = 7,555

2.   Divide this by 10,000: 7,555/10,000 = 0.7555

3.   Multiply this by your contribution:

     0.7555 x $2,000 = $1,511

4.   Subtract this from your contributions:

     ($2,000 - $1,551) = $489

5.   Round this up to the nearest $10: = $490

6.   Your deductible contribution is the greater of this amount or $200.

If your spouse is an "active participant" for any part of a year but you are not an active participant at any time in the year, separate income phase out limits apply if you and your spouse file a joint return. Your IRA contribution will be fully deductible if your joint AGI is $150,000 or less and partly deductible if your joint AGI is over $150,000 but less than $160,000. If your joint AGI is $160,000 or more, your IRA contribution will not be deductible. In one situation, your spouse's "active participant" status will not affect the deductibility of your contributions to your IRA. This rule applies only if you and your spouse file separate tax returns for the taxable year and you lived apart at all times during the taxable year.

Nondeductible IRA Contributions. Even though part or all of your contribution is not deductible, you may still contribute to your IRA up to the limit on contributions ($2,000, or $4,000 for a Regular IRA and a Spousal IRA. To the extent that your contribution exceeds the deductible limits, it will be nondeductible. However, earnings on all IRA contributions are tax deferred until distribution. When you file your tax return for the year (including extensions), you must designate the amount of nondeductible IRA contributions for the year by using IRS Form 8606. If you overstate the amount of nondeductible contributions for a taxable year, a penalty of $100 will be assessed for each overstatement unless you can show that the overstatement was due to a reasonable cause.

Excess Contributions. The maximum contribution you can make to a Regular IRA is $2,000 ($4,000 for your Regular IRA and a Spousal IRA) or 100% of compensation or earned income, whichever is less. Any amount contributed to the IRA above the maximum is considered an "excess contribution." The excess is calculated using your contribution limit, not the deductible limit. An excess contribution is subject to excise tax of 6% for each year it remains in the IRA.

Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. A deduction should not be taken for any excess contribution. Earnings on the amount withdrawn must also be withdrawn. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59 1/2.

Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each year the excess remains in your account. You, not your account, are liable for the excise tax.

Under limited circumstances, you may correct an excess contribution after tax filing time by withdrawing the excess contribution (leaving the earnings in the account). This withdrawal will not be includible in income nor will it be subject to any premature withdrawal penalty if (1) your contributions to all Regular and Spousal IRAs do not exceed $4,000 and (2) you did not take a deduction for the excess amount (or you file an amended return (Form 1040X) which removes the excess deduction).

Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includible in taxable income and may be subject to a 10% premature withdrawal penalty. No deduction will be allowed for the excess contribution for the year in which it is made.

Excess contributions may be corrected in a subsequent year to the extent that you contribute less than your maximum amount. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years. Also, you may be able to take an income tax deduction for the amount of excess that was reduced or eliminated, depending on whether you would be able to take a deduction if you had instead contributed the same amount.

INVESTMENTS

You control the investment and reinvestment of contributions to your IRA. Investments must be in one or more of the Portfolios available from time to time as listed in the Application. You direct the investment of your IRA by giving your investment instructions to Bennington. Since you control the investment of your IRA, you are responsible for any losses; neither the Custodian, the Fund nor Bennington has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your IRA will generally be effected at the applicable public offering price or net asset value for shares of the Portfolios involved next established after Bennington receives proper investment instructions from you; consult the current prospectus for the Portfolios involved for additional information.

Before making any investment, read carefully the current prospectus for any Portfolio you are considering as an investment for your IRA. The prospectus will contain information about the Portfolio's investment objective and policies, as well as any minimum initial investment or minimum balance requirements and any sales, redemption or other charges.

Because you control the selection of investments for your IRA, the growth in value of your IRA cannot be guaranteed or projected.

PROHIBITED TRANSACTIONS

The tax-exempt status of your IRA will be revoked if you or your beneficiary engages in any of the prohibited transactions listed in Section 4975 of the tax code. The fair market value of your IRA will be includible in your taxable income in the year in which such prohibited transaction takes place. The fair market value of your IRA may also be subject to a 10% penalty tax as a premature withdrawal if you have not yet reached the age of 59 1/2.

Any investment in a collectible (for example, rare stamps) by your IRA is treated as a taxable withdrawal; the only exception involves certain types of government-sponsored coins or bullion.

Generally, a prohibited transaction is any improper use of the assets in your IRA. Some examples of prohibited transactions are:

o Direct or indirect sale or exchange of property between you and your IRA or a family member.

o Transfer of any property from your IRA to yourself or a family member or from yourself or a family member to your IRA.

Your IRA could lose its tax exempt status if you use all or part of your interest in your IRA as security for a loan or borrow any money from your IRA. Any portion of your IRA used as security for a loan will be taxed as ordinary income in the year in which the money is borrowed. If you are under age 59 1/2, this amount will also be subject to a 10% penalty tax as a premature distribution.


WITHDRAWALS AND DISTRIBUTIONS

You may withdraw from your IRA at any time. However, withdrawals before age 59 1/2 may be subject to a 10% penalty tax in addition to regular income taxes (see below). Amounts withdrawn by you are includible in your gross income in the taxable year that you receive them, and are taxable as ordinary income. Lump sum withdrawals from an IRA are not eligible for averaging treatment available to certain lump sum distributions from qualified employer retirement plans.

Methods of Distribution. Assets may be distributed from your IRA according to one or more of the following methods selected by you:

o    total distribution;

o    distribution over a specified period

o    purchase of an annuity contract

(See Article IV of your IRA Custodial Agreement for a full description of these distribution methods.)

Latest Time to Withdraw. If you have not withdrawn your entire IRA by the April 1 following the year in which you reach 70 1/2, you must begin minimum withdrawals by April 1 of that year in order to avoid penalty taxes. Subsequent distributions must be made by December 31 of each following year over the distribution period. If you maintain more than one IRA, you may take from any of your IRAs the aggregate amount to be withdrawn.

Minimum Distributions. Once distributions are required to begin, they must not be less than the amount each year (determined by actuarial tables) which exhausts the value of the account over the required distribution period, which is generally your life expectancy or the joint life expectancy of you and your beneficiary. The minimum withdrawal rules are complex. Consult your tax adviser for assistance. The penalty tax for not withdrawing enough is 50% of the difference between the minimum withdrawal amount and your actual withdrawals during a year.

Premature Withdrawals. Since the purpose of the IRA is to accumulate funds for retirement, your receipt or use of any portion of your IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

The 10% penalty tax for early withdrawal will not apply if the distribution:

o    was a result of your death or disability, or

o    covers deductible medical expenses, or

o    pays  health   insurance   premiums  for   individuals  who  have  received
     unemployment compensation for at least 12 consecutive weeks, or

o qualifies as a first home purchase, orois one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary), or

o    the distribution is rolled over to another qualified retirement plan.

If there is an adjustment to the scheduled series of payments, the 10% penalty tax will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to receive the remaining amount in your IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2.

Distribution Upon Disability. A distribution on account of your disability will not be subject to the "additional tax on early distributions" under Code Section 72(t). For that purpose, you will be considered disabled if you can prove, as provided in Code Section 72(m)(7), that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. For additional information about Disabilities see IRS Publication No. 522.

Distribution Upon Death. The assets remaining in your IRA will be distributed upon your death to the Beneficiary(ies) named by you on record with the Custodian. If there is no Beneficiary designated for your IRA in the Custodian's records, or if the Beneficiary you had designated dies before you do, your IRA will be paid to your surviving spouse, or if none, to your estate. If your spouse was your Primary Beneficiary and you had started to receive distributions from your IRA, but die before receiving the balance of your IRA, your spouse has several options. Your spouse can either keep receiving distributions from your IRA at least as rapidly, or roll over all or part of your IRA into an IRA in his or her name. If distributions from your IRA had not yet begun, your spouse may defer taking distributions until April 1 of the year you would have turned 70 1/2, and then receive distributions over his or her life expectancy, or roll over the account into an IRA in his or her name, and treat the IRA as his or her own. If your Beneficiary is not your spouse, and distributions had begun from your account, your Beneficiary may continue to receive them at least as rapidly as the payment schedule you had established. If distributions had not yet begun, your Beneficiary must deplete your account within 5 years of your death, or start taking distributions from your account within one year of your death over his or her own life expectancy.

Minimum Distribution Incidental Benefit (MDIB) Rule. This rule specifies that benefits provided under a retirement plan must be for the primary benefit of a participant rather than for the beneficiary or beneficiaries. If your spouse is your sole beneficiary, this special MDIB rule does not apply. In some cases, the distribution under the MDIB rule may exceed the amount required under the normal age 70 1/2 required minimum distribution rules. If someone other than, or in addition to, your spouse is a named beneficiary, the minimum distribution required is the greater of either the amount determined under the regular rules or the amount determined under the MDIB rule. For additional information, please see IRS Publication 590 and consult your tax adviser.

Distribution of Nondeductible Contributions. To the extent that a withdrawal constitutes the return of your nondeductible contributions (not including earnings), it will be tax-free. However, if you made both deductible and nondeductible IRA contributions, then each distribution will be treated as partly a return of your nondeductible contributions (not taxable) and partly a distribution of deductible contributions and earnings (taxable). The nontaxable amount is the portion of the amount withdrawn which bears the same ratio as your total nondeductible IRA contributions bear to the total balance of all your IRAs (including rollover IRAs and SEPs).

For example, in 1997 a participant's IRA comprised the following:

Total Deductible Contributions              $5,000
Total Nondeductible Contributions           $2,000
Earnings On IRAs as of 12/31/97             $1,000
Less 1997 Withdrawal                        $  500
Total Account Balance as of 12/31/97        $7,500

To determine the nontaxable portion of your 1996 withdrawal, the total 1997 withdrawal ($500) must be multiplied by a fraction, in which the numerator of the fraction is the total of all nondeductible contributions remaining in the account before the 1997 withdrawal ($2,000). The denominator is the total account balance as of 12-31-97 ($7,500) plus the 1997 withdrawal ($500) or $8,000. The calculation is:

Total Remaining Nondeductible

         Contributions      $2,000 x $500  =  $  125
                            -------------
Total Account Balance       $8,000

Thus, $125 of the $500 withdrawal in 1997 will not be included in your taxable income. The remaining $375 will be taxable for 1997. In addition, for future calculations the remaining nondeductible contribution total will be $2,000 minus $125, or $1,875.

A loss in your IRA investment may be deductible. You should consult your tax adviser for further details on the appropriate calculation for this deduction if applicable.

Tax Withholding. Federal income tax will be withheld from distributions you receive from an IRA unless you elect not to have tax withheld. However, if IRA distributions are to be delivered outside of the United States, this tax is mandatory and you may not elect otherwise unless you certify to the Custodian that you are not a U.S. citizen residing overseas or a "tax avoidance expatriate" as described in Code Section 877. Federal income tax will be withheld at the rate of 10%. The tax withheld from an annuity or a similar periodic payment is based on your marital status and the number of withholding allowances you claim on your withholding certificate (Form W-4P). If you have not filed a certificate, the tax withheld will be determined by treating you as a married individual claiming three withholding allowances. Generally, tax will be withheld at a 10% rate on lump-sum distributions.

TAX MATTERS

You will receive a report from the Custodian and Bennington not later than 60 days after the close of each calendar year (or after the Custodian's resignation or removal) reflecting the transactions effected by the Custodian or Bennington during the calendar year and the assets of your IRA custodial account at its close. You must respond within 60 days to correct any information on these reports.

State tax treatment of your distributions may differ from federal treatment. Consult your state tax authorities or personal tax adviser for details.

Custodian IRS Reporting

The Custodian will report all withdrawals from your account to the IRS and the recipient on the appropriate form. This report will include a description (e.g. premature, normal, etc.) of the distribution. For reporting purposes, a direct transfer of assets to a successor custodian or trustee is not considered a withdrawal.

The Custodian will report to the IRS the year-end value of your account and the amount of any rollover or accumulated contributions made during a calendar year, as well as the tax year for which a contribution is made. Unless the Custodian receives an indication from you to the contrary, it will treat any amount as a contribution for the tax year in which it is received. It is most important that a contribution for the prior year made between January and April 15th be clearly designated as such.

How to File IRA Information with the IRS

Contributions to your IRA must be reported on your federal income tax return (see Form 1040 or 1040A instructions for details). If you make a designated nondeductible contribution to any IRA for any tax year, you must attach Form 8606 to your tax return for that year. If you make nondeductible IRA contributions and you do not file Form 8606, Nondeductible IRAs (Contributions, Distributions, and Basis), with your tax return, you may have to pay a $50 penalty. In addition, for any year in which you make a nondeductible contribution or take a withdrawal, you must include additional information on your tax return. The information required includes: (1) the amount of your nondeductible contributions for that year; (2) the amount of withdrawals from IRAs in that year; (3) the amount by which your total nondeductible contributions for all years exceeds the total amount of your distributions previously excluded from gross income; and (4) the total value of all your IRAs as of the end of the year. If you fail to report any of this information, the IRS will assume that all your contributions were deductible. This will result in the taxation of the portion of your withdrawals that should be treated as a nontaxable return of your nondeductible contributions.

You must file Form 5329 with the IRS for each taxable year for which you made an excess contribution, or you take a premature withdrawal, or you withdraw less than the required minimum amount from your IRA.

If you overstate the amount of nondeductible contributions for a taxable year, a $100 penalty will be assessed unless you can justify the overstatement with a reasonable cause.

Federal income tax will be withheld at a flat rate of 10% from any withdrawal from your IRA, unless you elect not to have tax withheld. Withdrawals from an IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

Any earnings on investments held in your IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your IRA is revoked.

ACCOUNT TERMINATION

You may terminate your IRA at any time after its establishment by sending a complete withdrawal form, or a transfer authorization form, to:

     Accessor Funds, Inc.
     P.O. Box 1748
     Seattle WA 98111-1748

Your IRA with Accessor Funds, Inc. will terminate upon the first to occur of the following:

o The date your properly executed withdrawal form (as described above) is received and accepted by Bennington or, if later, the termination date specified in the withdrawal form.

o The date the IRA ceases to qualify under the tax code. This will be deemed a termination.

o    The transfer of the IRA to another custodian/trustee.

o    The rollover of the amounts in the IRA to another custodian/trustee.

o Any outstanding fees must be received prior to such a termination of your account.

The amount you receive from your IRA will be treated as a withdrawal, and thus the rules relating to IRA withdrawals will apply. For example, if the IRA is terminated before you reach age 59 1/2, the 10% early withdrawal penalty may apply on the amount you receive.

IRS DOCUMENTS

For additional information, please consult the district office of the IRS, or the following IRS publications:

Publication 522, "Disability Payments";

Publication 560, "Retirement Plans for the Self-Employed";

Publication  575,  "Pension and Annuity  Income  (Including  Simplified  General
Rule)";

Publication 590, "Individual Retirement Arrangements IRAs)."

ACCESSOR FUNDS, INC.
INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT AGREEMENT (UNDER SECTION 408(A) OF THE INTERNAL REVENUE CODE)

The Depositor whose name appears on the attached Individual Retirement Custodial Account Application and Adoption Agreement (the "Adoption Agreement") is establishing an individual retirement account under Section 408(a) of the Internal Revenue Code to provide for the Depositor's retirement. The Custodian has given the Depositor the disclosure statement required under Regulation section 1.408-6. The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-A for use in establishing an individual retirement custodial account.

The Depositor has deposited with Custodian an initial contribution in cash, as set forth in the attached Adoption Agreement and the Depositor and the Custodian make the following agreement.

Article I.

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993 include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8) or 408(d)(3) of the Code or an
employer  contribution  to a  simplified  employee  pension plan as described in section 408(k).

Article II.

The   Depositor's   interest  in  the  balance  in  the  custodial   account  is
nonforfeitable.

Article III.

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

Article IV.

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations
     section  1.401(a)(9)-2,   the  provisions  of  which  are  incorporated  by
     reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

     (a)  A single-sum payment.
     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.
     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.
     (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.
     (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:
     (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.
     (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either
         (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or
         (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.
    (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.
    (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

Article V.

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VI.

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

Article VII.

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

Article VIII.

1. Definitions. As used in this Article VIII the following terms have the following meanings:

     "Account" or "Custodial Account" means the custodial account established hereunder in the name of the Custodian for the benefit of Depositor.

     "Agreement" means the Accessor Funds, Inc. Individual Retirement Account Custodial Agreement, as may be amended from time to time, including the information and provisions set forth in any Account Adoption Agreement that goes with this Agreement.

     "Adoption Agreement" means the Individual Retirement Custodial Account Application and Adoption Agreement form by which this Agreement is established between the Depositor and the Custodian. The statements contained herein shall be incorporated into this Agreement. "Authorized Agent" means an investment adviser appointed by the Depositor on the Adoption Agreement or on a signed form acceptable to and filed with Bennington, to issue investment directions or issue orders for the purchase or sale of shares of one or more of the Portfolios in the Depositor's Account. "Beneficiary" means the person or persons (including a trust or estate) designated as such by the Depositor, and as may be amended from time to time, on a signed form acceptable to and filed with Bennington pursuant to Article VIII, paragraph 5 of this Agreement. "Bennington" means Bennington Capital Management L.P., a Washington limited partnership and registered investment adviser. Bennington is the manager and transfer agent of the Fund and has entered into an agreement with the Custodian to perform various administrative duties of either the Custodian or the Fund with respect to Accounts, including the services described herein. "Code" means the Internal Revenue Code of 1986, as amended. "Custodian" means The Fifth Third Bank, a banking company organized under the laws of the State of Ohio , or its successors, as specified in the Account Adoption Agreement. "Depositor" means the person named in the Account Adoption Agreement. If Depositor has designated an Authorized Agent on the Adoption Agreement Form, the Authorized Agent shall have the authority to act as the Depositor under this Agreement to issue investment directions or issue orders for the sale or purchase of shares of one or more Portfolios to Bennington and such authority shall remain in force until terminated in writing by Depositor. "Fund" means Accessor Funds, Inc., a multi-managed, no-load, open-end management investment company, known as a mutual fund. The Fund currently consists of eight diversified investment portfolios, each with its own investment objective and policies. "Portfolio" (collectively "Portfolios") means one or more of the diversified investment portfolios of the Fund which is specified in the Adoption Agreement, or which is designated by the Fund, as being available as an investment for the custodial account; provided, however, that the Fund and the Portfolios must be legally offered for sale in the state of the Depositor's residence in order to be a Portfolio hereunder.

2. Contributions. All assets in the Custodial Account shall be invested and reinvested in full and fractional shares of one or more Portfolios. Such investments shall be made in such proportions and/or in such amounts as Depositor or the Authorized Agent may direct; provided that the Depositor's initial contribution to the Custodial Account as indicated on the Adoption Agreement shall be invested and held in the U.S. Government Money Portfolio until seven (7) days have elapsed from the date of acceptance of the Adoption Agreement by or on behalf of the Custodian.

     Bennington shall be responsible for promptly executing all investment directions by the Depositor for the purchase or sale of shares of one or more of the Portfolios hereunder. Any purchase or redemption of shares of a Portfolio for or from the Depositor's Account will be effected at the net asset value of such Portfolio (as described in the then effective prospectus for such Portfolio) next established after Bennington has received the Depositor's investment directions in good order. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Depositor as required or, if received, are unclear or incomplete in the opinion of Bennington, the contribution shall be invested in the U.S. Government Money Portfolio until clear or complete instructions are received, without liability for loss of income or appreciation. If Bennington does not receive clear or complete instructions from the Depositor within a reasonable time, the contribution shall be returned to the Depositor. If any directions or other orders by the Depositor with respect to the sale or purchase of shares of one or more Funds for the Custodial Account are unclear or incomplete in the opinion of Bennington, Bennington will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Depositor.

     All investment directions by Depositor will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Portfolio as described in its prospectus.

     All dividends and capital gains or other distributions received on the shares of any Portfolio held in the Depositor's Account shall be retained in the account and (unless received in additional shares) shall be reinvested in full and fractional shares of such Portfolio.

3. Rollover Contributions. Only rollover contributions that are in the form of a check, money order or similar cash item will be accepted for the Custodial Account, except that securities may be accepted at the sole discretion of the Fund, in kind, as described in the prospectuses of the Fund. The Depositor shall designate each rollover contribution as such to the Custodian, and by such designation shall confirm to the Custodian that a proposed rollover contribution qualifies as a rollover contribution within the meaning of sections 402(c), 403(a)(4), 403(b)(8) or 408(d)(3) of the Code or an employer contribution to a plan described in section 408(k) of the Code.

     The Custodian, upon written direction of the Depositor and after submission to the Custodian of such documents as it may reasonably require, shall, to the extent permitted, transfer the assets held under this Agreement
     (reduced by any amounts referred to in paragraph 9) to a successor individual retirement account, individual retirement annuity (other than an endowment contract) or retirement bond for the Depositor's benefit or to an exempt employee's trust established under a plan that satisfies the qualification requirements of section 401(a) of the Code. Any amounts received or transferred by the Custodian under this paragraph shall be accompanied by such records and other documents as the Custodian deems necessary to establish the nature, value and extent of the assets and of the various interests therein.

     Neither Bennington, the Fund, the Custodian nor any other party providing services to the Custodial Account will have any responsibility for rendering advice with respect to the investment and reinvestment of Depositor's Custodial Account, nor shall such parties be liable for any loss or diminution in value which results from Depositor's exercise of investment control over his custodial account. Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his Custodial Account, and neither Bennington, the Fund, the Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the Custodial Account.

     The parties do not intend to confer any fiduciary duties on Custodian, the Fund or Bennington, and none shall be implied. None of the Custodian, the Fund or Bennington shall be liable (or assume any responsibility) for the collection of contributions, the proper amount, time or deductibility of any contribution to the Custodial Account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amounts) or propriety of any distribution hereunder, which matters are the responsibility of Depositor and Depositor's Beneficiary.

4. Distributions. Subject to the provisions of Article IV of the Agreement, the Custodian shall make distributions from the Account in accordance with written instructions from the Depositor (or the Beneficiary if Depositor is deceased). It is the responsibility of the Depositor (or the Beneficiary) by appropriate distribution instructions to the Custodian to ensure that the distribution requirements of Code Section 401(a)(9) and Article IV above are met. Neither Custodian nor any other party providing services to the Custodial Account assumes any responsibility for the tax treatment of any distribution from the Custodial Account; such responsibility rests solely with the person ordering the distribution. The Custodian or Bennington shall not incur any liability for errors in calculations as a result of any reliance on information provided by the Depositor (or the Depositor's Authorized Agent, Beneficiary, executor or administrator). Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of Depositor (or Beneficiary if Depositor is deceased) containing such information as the Custodian may reasonably request.

5. Designation of Beneficiary. The Depositor shall have the right by written notice to the Custodian to designate or to change a beneficiary to receive any benefit to which Depositor may be entitled in the event of Depositor's death prior to the complete distribution of such benefit. The form last accepted by the Custodian before such distribution is to commence, provided it was received by the Custodian (or deposited in the U.S. Mail or with a delivery service) during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the Custodial Account, thereupon shall revoke all such forms previously filed by that person. If no such designation is in effect at the time of Depositor's death, or if the designated Beneficiary has predeceased the Depositor, the Depositor's beneficiary shall be his or her estate.

6. Amending the Agreement. Articles I through VII of this Agreement are in the form promulgated by the Internal Revenue Service. It is anticipated that if and when the Internal Revenue Service promulgates changes to Form 5305-A, the Custodian will amend this Agreement correspondingly. The Custodian shall amend in the same manner all agreements comparable to this one; and may amend retroactively if necessary or appropriate in the opinion of the
     Custodian in order to conform this Custodial Account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Such an amendment by the Custodian shall be communicated in writing to Depositor, and Depositor shall be deemed to have consented thereto unless, within 30 days after such communication to Depositor is mailed, Depositor gives Custodian a written order for a complete distribution or transfer of the Custodial Account in accordance with paragraph 10 of this Article VIII. Pending the adoption of any amendment necessary or desirable to conform this Custodial Account document to the requirements of any amendment to the Internal Revenue Code or regulations or rulings thereunder, the Custodian and Bennington may operate the Depositor's Custodial Account in accordance with such requirements to the extent that the Custodian and/or Bennington deem necessary to preserve the tax benefits of the Account.

     This paragraph 6 shall not be construed to restrict the Custodian's right to substitute fee schedules in the manner provided by paragraph 9 below, and no such substitution shall be deemed to be an amendment of this Agreement.

7. Delivery of Prospectuses, Proxies. Bennington shall deliver, or cause to be delivered, to Depositor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Portfolios credited to the Custodial Account. No shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from Depositor.

8. Indemnification. Depositor shall always fully indemnify Bennington, the Fund, the Portfolios and Custodian and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of Bennington's, the Fund's or Custodian's negligence or willful misconduct, or (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with paragraph 10. Neither Bennington nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Depositor, and unless fully indemnified for so doing to that party's satisfaction.

     The appointment by the Depositor of an Authorized Agent will be in effect until written notice to the contrary is received by Bennington. Custodian and Bennington may each conclusively rely upon and shall be protected in acting upon any written order from Depositor or Beneficiary, or any Authorized Agent appointed by the Depositor, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, Custodian will carry out the requirements of any apparently valid court order relating to the Custodial Account and will incur no liability or responsibility for so doing.

9. Fees and Expenses. The Custodian shall serve as such without compensation from the Account and the Custodian hereby waives any right it may have otherwise to have any fees, commissions or other compensation from the Account. The Depositor shall pay an annual maintenance charge as specified on the applicable schedule. The schedule originally applicable shall be the one attached to the Adoption Agreement furnished to the Depositor. The Custodian may substitute a different schedule at any time upon 30 days' written notice to Depositor and no such substitution shall be deemed to be an amendment of this Agreement.

     Any purchase, exchange, transfer or redemption of shares of a Portfolio for or from the Depositor's Account will be subject to any applicable charge as described in the then effective prospectus for such Portfolio.

     Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by Bennington in the performance of its duties (including fees for legal services rendered to it in connection with the Custodial Account) shall be charged to the Custodial Account.

     All such fees and taxes and other administrative expenses charged to the Custodial Account shall, to the extent not paid directly by the Depositor, be collected either from the amount of any contribution or distribution to or from the account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Portfolios held in the Custodial Account (without liability for any loss incurred thereby). Conversion into cash of shares of the Portfolio will occur first from the U.S. Government Money Portfolio, followed in ascending order of risk through the Portfolios of the Fund. Notwithstanding the foregoing, Bennington may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.

     If the Depositor has appointed an Authorized Agent and has elected on the Adoption Agreement to cause the fees of the Authorized Agent to be paid from the Custodial Account, the Custodian and Bennington shall pay such fees upon the written request from the Authorized Agent to the Authorized Agent from the Custodial Account hereunder. Such election to authorize the payment of fees by the Depositor shall remain in full force until terminated in writing by Depositor. The Authorized Agent must make a written request each time a fee is requested by the Authorized Agent.

10. Termination of Agreement. This Agreement may be terminated by the Depositor upon written notice of such termination to the Custodian and Bennington, or by the receipt by Custodian of a direction from Depositor or his Authorized Agent to make a complete distribution or transfer of the Custodial Account assets. Upon termination of the Agreement, Custodian shall terminate the Custodial Account by distributing all assets thereof in a single payment in cash or in kind to Depositor or transferring all such assets to another financial institutional in accordance with the directions of Depositor, subject to Custodian's right to reserve funds as provided in paragraph 11, below. Upon termination of the Custodial Account, this Custodial Account document shall have no further force and effect, and Custodian shall be relieved from all further liability hereunder or with respect to the Custodial Account and all assets thereof so distributed.

11. Change of Custodian. In the event the Custodian shall be converted into, merged or consolidated with, shall sell and transfer substantially all of its assets and business to, or shall transfer substantially all of its Custodial Accounts maintained pursuant to agreements comparable to this Agreement to a bank, financial institution or other organization approved by the Secretary of the Treasury to hold assets of individual retirement accounts (a "Successor"), such Successor shall thereupon become and be the Custodian of the Account with the same effect as though specifically so named. The Depositor shall be provided with 30 days' prior written notice of any change of Custodian pursuant to this paragraph, and shall be deemed to have consented thereto unless, within 30 days after such notice to Depositor is mailed, Depositor gives Custodian a written order for a complete distribution or transfer of the Custodial Account assets in accordance with paragraph 10. Upon receipt by Custodian of written acceptance by its Successor of such Successor's appointment, Custodian shall transfer and pay over to such Successor the assets of the Custodial Account and all records (or copies thereof) of Custodian pertaining thereto, provided that the Successor agrees not to dispose of any such records without the Custodian's consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the Successor.

     No Custodian shall be liable for the acts or omissions of its predecessor or its successor.

12. Notices. Any notice or distribution from Custodian or Bennington to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Custodian's records. The Custodian shall not be bound by any certificate, notice, order information or other communication unless and until it has been received in writing at its place of business.

13. Prohibited Actions. Depositor or Depositor's Beneficiary shall not have the right or power to anticipate any part of the Custodial Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Custodial Account shall not be liable for the debts of Depositor or Depositor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his/her Beneficiary.

14. Entire Agreement. When accepted by the Custodian, this Agreement together with the Adoption Agreement attached hereto constitutes the entire agreement between the parties and is accepted in and shall be construed and administered in accordance with the laws of the State of Washington. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such state.

       This Agreement is intended to qualify under Code Section 408(a) as an individual retirement Custodial Account and to entitle Depositor to the retirement savings deduction under Code Section 219 if available, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent. Neither the Custodian nor Bennington shall be responsible for whether or not such intentions are achieved through use of this Agreement.

                                   SECTION II

                            RETIREMENT ACCOUNT FORMS

                              ACCESSOR FUNDS, INC.
   INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT APPLICATION AND ADOPTION AGREEMENT


I, the person signing this Individual Retirement Custodial Account Application and Adoption Agreement (the "Adoption Agreement") establish an Individual Retirement Account (the "Account") with Accessor Funds, Inc. (The Fifth Third Bank, as Custodian). I agree to the terms of my Account, which are contained in the document entitled "ACCESSOR FUNDS, INC. Individual Retirement Custodial Account Agreement" and this Adoption Agreement. I certify the accuracy of the information in this Adoption Agreement. My Account will be effective upon acceptance by Accessor Funds, Inc. and The Fifth Third Bank, as Custodian. (Please print all information).

ACCOUNT REGISTRATION

Name:                                   Social Security No.:

Address:                                Birthdate:

City, State, Zip Code:                  U.S. Citizen (circle one):        Yes/No

Daytime Phone:                          Alien Resident  (circle one):     Yes/No

Evening Phone:                          If no, country of citizenship:

TYPE OF IRA
/__/   Regular IRA:                     /__/ Spousal IRA (each spouse must
                                             complete an original Adoption
                                             Agreement form)
                                        Spouse's Name:
                                        Spouse's Social Security Number:
$_________  contribution for            Spouse's Accessor Funds, Inc. IRA
the 19__ tax year                       Account No:

$_________  contribution for
the 19__ tax year

/__/ Direct Transfer of an              Choose this Transfer if you wish to
     Existing IRA                       authorize Bennington to transfer your
                                        existing IRA from another custodian to Fifth Third. You must also complete the IRA Transfer Form.

/__/ Direct Rollover from               Choose this Rollover only if you are
      Employer-Sponsored Plan           funding this IRA with money you
/__/                                    Conduit (do not  commingle)  accumulated
                                        in an employer's retirement plan which is eligible for rollover. You must also complete the IRA Transfer Form.

/__/  60 Day Rollover                   Choose this Rollover if you are funding
                                        this IRA with money you have received from another custodian within 60 days of establishing this Account.

/__/  SEP/IRA (Each eligible            For a Simplified Employee Pension Plan
      employee must complete            established by an employer.
      an IRA Adoption Agreement)
                                        Name of Employer:
                                        Must attach copy of employer SEP Plan.

/__/ SIMPLE/IRA (Each eligible          For a SIMPLE Retirement Plan
     employee must                      established by an employer.
     complete an IRA Adoption
     Agreement)                         Name of Employer:
                                        Must  attach  copy  of  employer  SIMPLE
                                        Retirement Plan.

INVESTMENT INFORMATION

Please fill a percentage next to those portfolios in which you plan to invest. The minimum investment is an aggregate of $1000. Subsequent investments are an aggregate of $100. Be sure to read the prospectuses of the portfolios you choose.

    Growth Portfolio                  %   Intermediate Fixed-Income       %

    Value and Income Portfolio        %   Short-Intermediate Fixed-Income %

    Small to Mid Cap Portfolio        %   Mortgage Securities             %

    International Equity Portfolio    %   U.S. Government Money           %

PURCHASE INSTRUCTIONS

    Check payable to:     Accessor Funds, Inc. IRA - The Fifth Third Bank,
                          Custodian F/B/O:
                          Shareholder Name:
                          Account No.:
        mail to:          Bennington Capital Management L.P.
                          P.O. Box 1748
                          Seattle WA 98111-1748

    Fed-wire payable to:  ABA # 125000024
                          Seafirst Bank -- Main Branch
                          Seattle WA 98164
                          Credit: Bennington Capital Management, L.P., F/B/O Accessor Funds Inc. Account 68388-503
                          For further credit to:   The Fifth Third Bank,
                                   Custodian F/B/O
                                   Shareholder Name:
                                   Accessor Account No.:

BENEFICIARY DESIGNATION

I hereby designate the persons named below as primary beneficiaries to receive payment of the value of my IRA account upon my death:

Primary Beneficiaries

    1.  Name:                                  2.   Name:

        Social Security Number:                     Social Security Number:

        Relationship:                               Relationship:

        Date of Birth:                              Date of Birth:

        Address:                                    Address:

        City, State Zip:                            City, State Zip:

        Percent:                                    Percent:

Note: Percent must add up to 100%. If no primary beneficiary is living at the time of my death, I hereby specify that the balance be distributed to my contingent beneficiaries below.

Secondary Beneficiaries

    1.  Name:                             2.   Name:

        Social Security Number:                Social Security Number:

        Relationship:                          Relationship:

        Date of Birth:                         Date of Birth:

        Address:                               Address:

        City, State Zip:                       City, State Zip:

        Percent:                               Percent:

        Note: Percent must add up to 100%. If more than one beneficiary is named and no percentages are indicated, payment shall be made in equal shares to my primary beneficiary(ies) who survives me. If a percentage is indicated and a primary beneficiary(ies) does not survive me, the percentage of that beneficiary's designated share shall be divided equally among the surviving primary beneficiary(ies).

        If no beneficiary(ies) is designated, my beneficiary will be my surviving spouse, or, if I do not have a surviving spouse, my estate. I am aware that this form becomes effective when received by Bennington and will remain in effect until I deliver to Bennington another form with a later date.

        To change or revoke your beneficiary designation, contact Bennington for the appropriate form. All forms must be dated and signed by you. THIS DESIGNATION OF BENEFICIARY CAN RESULT IN IMPORTANT TAX OR ESTATE PLANNING CONSEQUENCES. CONSULT YOUR ATTORNEY OR TAX ADVISER FOR ADDITIONAL INFORMATION AND ADVICE.



If you live in a community property state or marital property state (i.e. Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin) and have not named your spouse as sole Primary Beneficiary, have him/her sign below. /__/ Check here if you do not have a spouse.

        I certify that I am the spouse of the individual named above. I approve and consent to the naming of a beneficiary other than myself. I transfer any community property interest I have in this IRA into the separate property of my spouse.

        Signature of Spouse:                             Date:



FEES AND EXPENSES

    Custodian Fee                                    None

    Account Installation Fee                         None

    Annual Maintenance Charge                        $25.00*

    Charge for Termination, Rollover,

    or Transfer of Account to

    Successor Custodian                              None

    * This Annual Maintenance Charge is waived for any Account which maintains an aggregate balance of $10,000 or more as of December 31. The Annual Maintenance Charge will be debited from each applicable Account during the month of January of each year. If the Account is debited, the charge will be debited first from the U.S. Government Money Portfolio and in ascending order of risk from the other Portfolios of Accessor Funds, Inc. Fees may be changed upon 30 days' written notice to you.

Additional Charges

You may be charged for reasonable expenses for services not covered by this fee schedule such as wire transfer fees, or check processing charges.

        There may be other charges associated with the purchase or redemption of shares of a Portfolio in which your Account is invested. Be sure to read carefully the current prospectus of any Portfolio you are considering as an investment for your Account for a description of applicable charges.

        When you appoint an Authorized Agent to issue investment directions or issue orders for the purchase or sale of shares of one or more of the Portfolios in your Account and you elect to pay any fees from your Account, these fees may be charged to your Account. The appointment of an Authorized Agent and your election to pay any fees are made on this Adoption Agreement form, below.

DESIGNATION OF AUTHORIZED AGENT AND AUTHORIZATION OF PAYMENT OF FEES

Name of Organization:

Address:

City:             State:            Zip Code:                 Telephone:

Name of Authorized Agent:

Title:            Telephone:        Fax:

Signature of Authorized Agent:                  Date:

/__/ I elect to have my investment advisory fees paid to the above-referenced Authorized Agent directly from my IRA Account. I acknowledge that my Authorized Agent send a written request to Bennington each time a request for payment of fees is made.
/__/ I do not elect to have my investment advisory fees paid to the above-referenced Authorized Agent directly from my IRA Account.

        If no election is made, fees will not be paid to the Authorized Agent from the Account.

AGREEMENTS

I hereby adopt the Accessor Funds, Inc. Individual Retirement Custodial Account Agreement, appointing The Fifth Third Bank as Custodian. I understand that administrative services will be performed for the Account on behalf of The Fifth Third Bank by Bennington Capital Management L.P. and that a successor custodian or agent may be appointed in accordance with the terms of this Individual Retirement Custodial Account Agreement.

I acknowledge receipt of the Individual Retirement Account Disclosure Statement and the Individual Retirement Custodial Account Agreement, both of which are incorporated in this Adoption Agreement by reference. I accept and agree to be bound by the terms and conditions contained in the Individual Retirement Custodial Account Agreement.

I certify to receiving and reading the current prospectus(es) for the portfolios selected and understand that although The Fifth Third Bank is a bank, mutual fund shares are not obligations of or guaranteed by a bank, nor are they insured by the FDIC.

I indemnify The Fifth Third Bank, Accessor Funds, Inc. and Bennington Capital Management L.P. when making distributions in accordance with my beneficiary designation on file or in accordance with the Individual Retirement Custodial Account Agreement, absent any such designation.

I certify that any rollover or direct contribution herein does not include any employee contributions to any qualified plan (other than accumulated deductible employee contributions); that any assets transferred in kind by me are the same assets received by me in the distribution being rolled over; if the distribution is from an IRA, that no rollover into such IRA has been made within the one-year period immediately preceding this rollover; and that such distribution was received within 60 days of making the rollover to the Account.

I acknowledge that I have been advised to seek advice from my attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Account, and ordering The Fifth Third Bank, as Custodian to make distributions from the Account. I acknowledge that The Fifth Third Bank, Accessor Funds, Inc. and Bennington Capital Management L.P. (and any company associated therewith) are prohibited by law from rendering such advice.

I acknowledge that I have been informed and I agree that the maintenance fee described in this Adoption Agreement shall be automatically debited from my Account, if appropriate, in January of each year.

I appoint the organization listed above in Authorized Representatives as my Authorized Agent for this account. My Authorized Agent shall have the authority to issue investment directions or issue orders for the sale or purchase of shares of one or more Portfolios to Bennington and such authority shall remain in force until terminated in writing by me. The Authorized Agent(s) has/have executed this Form on the dates indicated and such is/are the genuine signatures of the Authorized Agent(s).

I certify under penalty of perjury that I am of legal age to enter into this agreement and that the Social Security Number on this form is true, correct and complete.

Signature:                                                      Date:



CUSTODIAN ACCEPTANCE

The Fifth Third Bank hereby accepts this Individual Retirement Custodial Agreement in accordance with the terms of IRS Form 5305-A as supplemented by
Article VIII.

The Fifth Third Bank:                                           Date:



Accepted by:

BENNINGTON CAPITAL MANAGEMENT L.P.
Agent of The Fifth Third Bank

Signature:                                                      Date:

Accessor Funds, Inc.
IRA Transfer Request/Direct Rollover Request


Complete this form to transfer Individual Retirement Account ("IRA") assets or directly rollover a qualified retirement plan distribution from an existing Retirement Plan Custodian/Trustee to the Accessor Funds IRA with The Fifth Third Bank as the new IRA custodian. All applicable sections must be fully completed and signed. (Please use one form for each IRA account to be transferred.)

NAME AND ADDRESS OF DEPOSITOR

Full Name:                             Social Security No.:

Address:                               Birthdate:

City, State, Zip Code:

Daytime Phone:  (         )            Evening Phone:  (         )
/__/ Deposit Transfer/Rollover proceeds to my existing Accessor Funds IRA accounts as follows:

        Accessor Funds Account Number:
        (Provided by Accessor Funds, Inc.)

        OR

/__/ I am opening a new Accessor Funds IRA (minimum $1,000). My completed IRA Application and Adoption Agreement is attached.

If you are moving funds from an existing IRA or IRA Rollover Account to an IRA or an IRA Rollover with the Accessor Funds, please fill out the section below:

IRA TRANSFER REQUEST OPTION

Type of IRA:      /__/  Regular IRA    /__/  Spousal IRA
                  /__/  Rollover       /__/  SEP-IRA         /__/  SIMPLE-IRA

Name of Current Custodian:

Custodian Contact:

Street Address:

City              State            Zip           Telephone No.

    1.  Account No.

        Investment Name (e.g., name of fund:)

        Liquidate:         /__/  All               /__/  Part $

        When:              /__/  Immediately       /__/  At maturity on

    2.  Account No.

        Investment Name (e.g., name of fund:)

        Liquidate:         /__/  All               /__/  Part $

        When:              /__/  Immediately       /__/  At maturity on

AUTHORIZATION TO LIQUIDATE AND TRANSFER

To Current Custodian: Please liquidate and transfer my IRA in the manner described above directly to my IRA with Accessor Funds, Inc. I intend to avoid constructive receipt of the liquidation proceeds, and I understand that you may assess fees or penalties for this liquidation. (Sign below and, if applicable, check box) /__/ I am over 70 1/2; please do not include my required minimum distribution for the current calendar year in the transfer.

Signature of Account Owner:                               Date:

If you are moving funds from your company pension plan or 403(b) to an IRA Rollover with the Accessor Funds, please fill out the section below:

DIRECT ROLLOVER REQUEST

Type of pension plan     /__/  401(k)         /__/  403(b)   /__/  Pension Plan

                         /__/  Profit Sharing /__/  Other:

Benefits Representative:

Street Address:

City:            State:           Zip:                       Telephone No.:

Plan Name:                                          Account No.:

Employee No.                             Distribution to be made (month/year):

Amount:                    /__/  All               /__/  Part $

DIRECT ROLLOVER ELECTION

I elect a Direct Rollover of my eligible retirement distribution to my IRA at Accessor Funds, Inc. I understand that this is an irrevocable election and that if I commingle this Rollover with contributory IRA assets I may be precluded from rolling it into another qualified retirement plan or tax-sheltered annuity at a future date. Further, I understand that Rollover proceeds must be delivered in the form of a check or other cash item.

Signature of Account Owner:                                   Date:

PLEASE LIQUIDATE ACCOUNT ASSETS AND TRANSFER ASSETS TO ACCESSOR FUNDS, INC. IRA CUSTODIAN AS FOLLOWS:

    Check payable to:       Accessor Funds, Inc. IRA - The Fifth Third Bank,
                            Custodian F/B/O:
                            Shareholder Name:
                            Account No.:

                            Please write "IRA Transfer" or "Direct Rollover" on the check. Do not include after tax contributions or required minimum distributions. Mail check to Bennington Capital Management L.P., P.O. Box 1748, Seattle, WA 98111-1748 ATTN:
                            Operations

    Fed-wires payable to:   ABA # 125000024
                            Seafirst Bank -- Main Branch
                            Seattle WA 98164
                            Credit:  Bennington Capital Management, L.P., F/B/O
                                     Accessor Funds Inc.  Account 68388-503
                            For further credit to:   The Fifth Third Bank,
                                     Custodian F/B/O
                                     Shareholder Name:
                                     Accessor Account No.:

SIGNATURE OF DEPOSITOR (Required for acceptance by Accessor Funds, Inc.)

Signature of Depositor:                     Date:

SIGNATURE GUARANTEE  (ONLY if required by present custodian)

Signature Guaranteed by:                    Date:
(Name of Bank or Dealer Firm)                               Date:
(Signature of Officer and Title)

ACCEPTANCE OF ACCOUNT BY FIFTH THIRD BANK OR BENNINGTON CAPITAL MANAGEMENT L.P.

Fifth Third Bank has agreed to accept transfer of the above amount for deposit to the Depositor's Accessor Funds, Inc. (Fifth Third Bank, as Custodian) Individual Retirement Custodial Account, and requests the liquidation and transfer of assets as indicated above.

Bennington Capital Management L.P., ACCEPTING AS AGENT FOR FIFTH THIRD BANK, the Custodian, pursuant to a Power of Attorney. (To be signed by Bennington Capital Management L.P.)

By:                                  Title:                    Date:

Accessor Funds, Inc. IRA Account No.:

                              Accessor Funds, Inc.
                         AUTHORIZATION FOR DISTRIBUTION
                       FROM INDIVIDUAL RETIREMENT ACCOUNT
               (INCLUDING FEDERAL INCOME TAX WITHHOLDING ELECTION)
Please Print


-----------------------------------     ---------------------------------------
Name of IRA Account Holder              Participant's Accessor Funds, Inc.
                                        Account Number


-----------------------------------     ---------------------------------------
Name of Recipient, if different         Recipient's Social Security Number

-----------------------------------     ---------------------------------------
Relationship to IRA Account Holder      Recipient's Date of Birth

-----------------------------------

-----------------------------------

-----------------------------------
Address of Recipient


-----------------------------------
Recipient's Daytime Telephone Number

                                        You should consult with your tax adviser
                                        regarding the tax consequences of making
                                        withdrawals    from   your    individual
                                        retirement plan.

Instructions:  Please fill out one choice in each of Sections I, II, III and IV.
Section IV must be completed. Sign the completed form in Section V and return to advisor.

I.       Reason for Distribution:

         |_|        Normal   Participant is over age 59-1/2.

         |_| Disability Participant must provide physician's statement that he/she is unable to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment which can be expected to be of long-continued or indefinite duration or to result in death.
         |_|        Premature  Participant is under age 59-1/2 and not disabled.
                    By indicating this type of distribution, the participant acknowledges that the taxable portion of their distribution may be subject to a 10% penalty tax in addition to regular income tax for the year the distribution is received.

         |_| Death Each beneficiary of a deceased participant must complete this form and have his/her signature guaranteed. Additionally, we must receive a certified copy of the death certificate. If there is no designated beneficiary the legal representative of the estate must complete this form and have his/her signature guaranteed and enclose a copy of his/her court appointment and a certified copy of the death certificate.

Please do not use this form to request a return of an excess contribution. A separate form must be completed. Please contact your Advisor for the appropriate form.

NOTE: If you are requesting a normal, disability, or death distribution (as indicated in Section I) of less than your total Individual Retirement Arrangement Account ("IRA") balance and you elect not to have federal income tax withheld (Section IV), the election not to have federal income tax withheld shall remain in effect until you revoke it in writing.

II.      Method of Distribution:
         I hereby direct the Custodian to make the distribution indicated below:

         |_|      Total Distribution/Account Termination
         |_|      Partial Distribution               Specify Amount
         |_|      Periodic Distribution              Specify Amount
                  Commencing on (Month)

        Specify Frequency:         |_| Monthly      |_| Quarterly
                                   |_| Semiannually |_| Annually

        Specify Date:  |_| 1st of the month (or) |_| 15th of the month

If the distribution date chosen falls on a weekend or a holiday, payment will be made on the last business day preceding the regularly scheduled distribution date.

I hereby direct the Custodian to make the distribution from the Portfolio(s) indicated below:

|_|Growth                          ___% or $_____
|_|Value and Income                ___% or $_____
|_|Small to Mid Cap                ___% or $_____
|_|International Equity            ___% or $_____
|_|Intermediate Fixed-Income       ___% or $_____
|_|Short-Intermediate Fixed-Income ___% or $_____
|_|Mortgage Securities             ___% or $_____
|_|U.S. Government Money           ___% or $_____

Life Expectancy Distribution: If you wish to receive distributions based upon your life expectancy, we recommend that you consult with your tax advisor to determine the required dollar amount of your distribution. Then submit a completed distribution form to us annually, at least 30 days prior to your selected distribution date.

III.     Payment method:
         I hereby direct the Custodian to send my distribution as directed below.

         |_|      Federal Funds Wire
                  Bank Name:
                  City, State, Zip Code:
                  Bank ABA#
                           Account Name:
                           Account #:
                  For Further Credit To:
                           Name:
                           Account #:

         |_|      Check
                  Payable to:
                  Mail to:




IV.      Notice of Withholding
         Non-Periodic distributions from your IRA are subject to income tax withholding at a rate of 10% unless you elect not to have withholding apply. Withholding will apply to the entire amount of each distribution even if you have made nondeductible contributions that are not subject to income tax.

         I.R.S. Form W-4P must accompany periodic distribution requests. Please contact Bennington Capital Management, your financial advisor, or the Internal Revenue Service to obtain Form W-4P.

         You may elect not to have withholding apply to your IRA distributions by completing the election below and signing and dating this distribution form. Your election will remain in effect until you revoke it. You may revoke your election at any time by completing another distribution form and returning it to the address indicated on the first page of the form. You may make and revoke elections not to have withholding apply as often as you wish. Additional distribution forms are obtainable from your advisor.

         If you do not complete the Withholding Election below, or elect to have withholding apply, Federal income tax will be withheld from your IRA distribution at a rate of ten percent (10%).

         If you elect not to have withholding apply, or do not have enough Federal income tax withheld from your IRA distributions, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient.

         Withholding Election Instructions: Check Box A if you do not want Federal income tax withheld from your IRA distributions. Check Box B if you want Federal income tax withheld from your IRA distribution or you wish to revoke a previous election not to have withholding apply. Make sure to sign and date this distribution form. You may also be responsible for state or local taxes. Check with your tax adviser.

         If you elect not to have withholding apply, or do not have enough Federal income tax withheld from your IRA distributions, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax are not sufficient.

         |_|      Box A:           I do not want to have Federal income tax
                                   withheld from my IRA distributions.
         |_|      Box B:           I want to have Federal income tax withheld
                                   from my IRA distributions.

V.       Signature Section:



                           Signature of Recipient                 Date

SIGNATURE                           GUARANTEE  (Signature  must be guaranteed if
                                    recipient is not IRA Account Holder or if distribution address is not the address of record)

Signature Guaranteed by:                                          Date:
                                            (Name of Bank or Dealer Firm)

                                                                  Date:
                                            (Signature of Officer and Title)